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                                                                   Exhibit 10.10

                     AGREEMENT FOR IT TRANSITION SERVICES

This Agreement for IT Transition Services is made between GTE Service Corporation, a New York corporation, with offices at 1255 Corporate Drive, Irving, Texas 75038 and its affiliates (individually and collectively "GTE") on one hand, each only with respect to the Services (defined below) it provides, and Genuity Inc., a Delaware corporation, with offices at 3 Van de Graaff Drive, Burlington, Massachusetts 01803 ("GENUITY"), and its subsidiaries and successors in interest, on the other hand.

Whereas, GENUITY and GTE each will procure from the other under this Agreement information technology services, with the services defined in individual Statements of Work, and the ownership and rights in intellectual property deliverables defined in the Statements of Work being apportioned between the parties, with the term of the Agreement being one year, or as other wise set forth in a specific Statement of Work, but terminable by the party receiving the services upon one hundred and twenty (120) days prior notice.

In consideration of the mutual terms and conditions of this Agreement, the parties agree as follows:

1.   GENERAL.

     (a) Services. Each of GTE and GENUITY (each a "Service Recipient", as the case may be) desires to obtain certain information technology transitional services on a non-exclusive basis from the other party hereto or one of its affiliate companies (each a "Service Provider", as the case may be) under the terms and conditions of this agreement and statements of work ("Statements of Work") entered into by the parties (this agreement and all attached Statements of Work are collectively referred to as the "Agreement"), and Service Provider shall provide to Service Recipient such information technology transitional services (individually and collectively, "Services"). If there is any conflict or inconsistency between the terms and conditions of a Statement of Work and the terms and conditions of this Agreement (excluding for this purpose the Statements of Work), the terms and conditions of the Statement of Work shall control.

     (b) Statements of Work - Generally. Each of the Statements of Work entered into by the parties shall: (i) refer expressly to this Agreement; (ii) designate the date as of which the provisions of the Statement of Work shall be effective and, if applicable, the term or period of time during which

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          Service Provider shall perform Services, provide resources or otherwise discharge its obligations as specified in the Statement of Work if different from the term set out in this Agreement (excluding for this purpose the Statement of Work); (iii) describe the Services to be performed, Work Product (as defined herein) to be delivered, resources to be provided or obligations to be discharged by Service Provider pursuant to the Statement of Work; (iv) describe the obligations of Service Recipient related to the Statement of Work, including any facilities, equipment, personnel and tasks or other support to be provided or performed by Service Recipient; (v) specify the payments to be made to Service Provider under the Statement of Work, or, if applicable, the basis on which such payments shall be computed; and (vi) specify any other terms and conditions appropriate to the Services to be performed and the obligations of the parties. If there is any conflict or inconsistency between the terms and conditions of a Statement of Work and the terms and conditions of this Agreement (excluding for this purpose the Statement of Work), the terms and conditions of the Statement of Work shall control. Service Recipient may request services through a letter, email, or other written or electronic medium. The request for services will outline the nature and scope of the services requested. Within thirty (30) days after receipt of the request for services, Service Provider shall provide a high-level estimate of the activities to be performed along with an estimate of the number of hours required to perform each of the activities. Preparation of the high level estimate shall be charged at the hourly rates then in effect between Service Provider and Service Recipient, or if no rate is specified, at Service Provider's then-current rate for such activity. Service Recipient shall have thirty (30) days to notify Service Provider if Service Recipient desires Service Provider to prepare a Statement of Work. Unless otherwise specified in a particular Statement of Work, the Statement of Work shall be issued on a time and materials basis and shall include an estimate of the hours needed to complete the Statement of Work and the hourly rates applicable to the services being provided. All services are contemplated to be performed at Service Provider's location during normal business hours, excluding weekends and Service Provider's holidays. If a Statement of Work requires travel to Service Recipient's location or another location at the request of Service Recipient, Service Provider shall bill travel time incurred by Service Provider's employees at the hourly rate(s) specified in the Statement of Work. Service Provider shall issue an invoice monthly for such services in accordance with this Agreement. For any Statement of Work for which GTE's GTEDS affiliate is a Service Provider hereunder, the terms and conditions contained in Attachments 1 and 2, entitled "Service Level Agreement for Application Enhancement and Development" and "SAP R/3 Service Level Agreement", respectively, shall apply to such Statement of Work.

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     (c)  Order of Precedence.  In the event of any conflict or inconsistency between the terms and conditions of any Statement of Work, this Agreement, the Software License Agreement among the parties and of even date hereof, the Software Development and Technical Services Agreement among the parties and of even date hereof, the Intellectual Property Ownership and Cross License Agreement among the parties and of even date hereof, and any other agreement among the parties hereof, the terms and conditions shall take precedence in the following order:

          (i)  Statement of Work;

          (ii) This Agreement (excluding for this purpose the Statements of Work);

          (iii) Software License Agreement or the applicable software license agreement which is directed to the software for which the Services are provided; and

          (iv) Software Development and Technical Services Agreement.

     (d) Milestones, Phases and Timing; Changes. Each of the Statements of Work shall set out, if applicable, milestones and phases of the work. When phases are specified, Service Provider shall not be obligated to proceed with work on the next phase until Service Recipient has provided written authorization to proceed. If Service Recipient has not provided Service Provider with written authorization to proceed on a specific phase, and it is necessary to commence or complete such phase in order to meet any milestones specified in the Statement of Work, Service Provider shall not have any obligations with respect to such milestones and the Statement of Work shall be deemed to be modified accordingly. The Statement of Work may be modified by mutual written agreement, signed by both parties. No verbal changes to the Statement of Work are permitted.

     (e) Performance. All Services shall be performed in accordance with the terms and conditions of this Agreement and the requirements, order of performance and delivery dates specified in each Statement of Work. Service Provider shall devote such time, efforts and resources to the performance of Services as are necessary to accomplish the tasks specified in any Statement of Work. The Service Provider may call upon the expertise and/or assistance of its affiliates, subcontractors or consultants in the performance of such Services, provided that Service Provider shall obtain the prior written consent of Service Recipient in the event it desires to use outside subcontractors or consultants. If a

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          Statement of Work specifies that some or all of the work will be done by a subcontractors or consultant, no additional approval shall be required.

     (f) Third Party Software Licenses. The Service Recipient acknowledges that Service Provider and its affiliates may be required to use certain software licensed to GTE by third parties to provide Services pursuant to this Agreement. If any licensor of such third party software requires the payment of any consideration to permit Service Provider to use the vendor's software in order to perform its obligations under this Agreement, Service Provider shall provide Service Recipient with thirty (30) days prior written notice of such additional consideration. Service Recipient shall have the option to
          (i) procure its own license to such software at its own expense, or
          (ii) authorize Service Provider to incur such required additional consideration on its behalf and at Service Recipient's expense. In the event that Service Recipient does not agree to either (i) or (ii) above, Service Provider shall not be required to provide the Services for which such third party licenses are required. If the third party requires Service Recipient to secure rights in such third party software to receive the Services or to use the result of such Services, Service Recipient shall be responsible for securing such rights at its own cost and expense.

     (g) Service Recipient Provided Software. If Service Recipient elects to use Service Provider Hardware (as defined below) to operate and run Service Recipient Provided Software (also as defined below) pursuant to a Statement of Work, Service Recipient shall obtain all licenses necessary for use of such software, pay any associated fees negotiated with Service Provider for running such software for Service Recipient and pay any costs related to obtaining required consents needed by Service Provider to use such software for Service Recipient's benefit. Service Recipient shall be responsible for all costs associated with Service Recipient provided third party software. Service Recipient agrees to indemnify and hold Service Provider harmless against any loss, cost, claim, liability, damage, expense (including reasonable attorney's fees), or demand by or on behalf of any person, firm, corporation, or governmental authority resulting from or arising out of Service Recipient's alleged violation of such third party software rights, provided that prior to agreement on a Statement of Work, the parties shall have worked diligently together to identify all license rights needed by Service Recipient hereunder and to confirm that Service Provider has the right to perform the services hereunder. "Service Provider Hardware" shall mean the central processing units and peripheral equipment installed in a Service Provider's facility and utilized by Service Provider to provide Services described in any Statement of Work. The term Service Provider Hardware does not include circuit equipment from Service Recipient's site to Service

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          Provider's facility, terminals, controllers, or telecommunications equipment at Service Recipient's site(s) required to enable Service Recipient to utilize Service Provider's Services, all of which are Service Recipient's responsibility. "Service Recipient Provided Software" shall mean software owned or licensed by Service Recipient which is installed an operated at a Service Provider facility pursuant to a Statement of Work.

2.   COMPENSATION AND BILLING.

     (a) Invoices. The charges for the Services shall be set out in the applicable Statement of Work. Service Provider shall invoice Service Recipient for Services in accordance with the payment schedule set forth in the applicable Statement of Work. Each invoice shall reference this Agreement and the applicable Statement of Work. The invoices shall be itemized to show the details as to all billed items. Payments shall be made within thirty (30) days from the date each invoice is received by Service Recipient.

     (b) Sales, Use and Other Taxes. In addition to the charges for Services, Service Recipient shall pay Service Provider an amount equal to any sales, use, privilege, gross revenue, excise, or any other tax (except income and franchise taxes), as well as any assessments or duties with respect to the Services lawfully levied by a duly constituted governmental authority and for which Service Provider is required, by law, to collect from Service Recipient. In addition each party shall be responsible for all real and personal property taxes imposed on software and equipment owned by the respective parties on January 1 of every year. If Service Recipient determines that any Services are exempt from a tax, Service Recipient must provide Service Provider a properly completed exemption certificate, for each jurisdiction for which Service Recipient is claiming an exemption, before Service Provider will exclude the respective tax from amounts charged to Service Recipient. Service Recipient will not deduct any tax amount from remittances to Service Provider until a properly completed exemption certificate, for all jurisdictions for which Service Recipient is claiming an exemption, has been provided to Service Provider.

     (c) Expense Reimbursement. Service Recipient shall reimburse Service Provider for reasonable expenses for travel, meals and lodging incurred by Service Provider in the performance of its obligations under this Agreement. Any such charges shall be in compliance with Service Provider's employee expense policies. There shall be no mark-up of such expense charges. Service Provider shall maintain documentation of expenses incurred, and shall provide copies of invoices of $100 or more upon Service Recipient's request. Service Provider shall bill Service

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          Recipient monthly for expenses as they accrue. The parties will specify any limitation on the reimbursement of expenses in the applicable Statement of Work. It is acknowledged and agreed that if Service Provider is reasonably required to incur expenses beyond such limitation in order to provide the Services, then Service Provider is excused from performing such Services until said expense limitation is removed or changed as mutually agreed, provided that Service Provider promptly notifies Service Recipient of the need to exceed the limitation.

     (d) Records. Service Provider shall maintain complete and accurate records in a form consistent with generally accepted accounting practices, to substantiate Service Provider charges. Service Provider shall retain, and make available upon request, such records for a period of three (3) years from the date of invoice for Services. Service Recipient and its authorized agents, subject to obligations of confidentiality as set forth in this Agreement, shall have access to such records upon prior written request during normal business hours during the term of this Agreement and during the respective periods in which Service Provider is required to maintain such records pursuant to this subsection 2(d). Access to the records shall be made at the location where such records are normally maintained.

     (e) Late Payment. Late payment charges may be imposed by Service Provider at the rate of 1 1/2% per month (18%) per year). Interest shall not be payable by Service Recipient for amounts on invoices which it has disputed in good faith provided that Service Recipient pays the applicable amount due, if any, within thirty (30) days of the resolution of the dispute. With respect to disputed invoices, undisputed amounts must be paid within thirty (30) days from the date of the invoice. Service Provider must be advised in writing of any amounts disputed by Service Recipient and the basis for the dispute within ten (10) days from the date of the invoice or the entire invoice must be paid.

3.   TERM.

     This Agreement is effective as of _____________ and shall continue in effect for a term of one (1) year, or such term as may be set out in a Statement of Work, or until GENUITY exercises its right in its sole discretion to terminate for convenience under Section 24 (c) of this Agreement. This Agreement shall remain in effect with respect to and for the duration of any Statement of Work that is agreed by the parties to extend beyond the end of the term. In the event of any termination or expiration, the Parties agree to reasonably cooperate in transitioning the work to any successor service provider, and upon Service Recipient's request and at its expense, Service Provider shall use commercially

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     reasonable efforts to secure Service Recipient's continued use of applicable third party licenses.

4.   ACCEPTANCE.

     (a) Acceptance. Each Statement of Work shall specify the criteria, if any, that Service Provider must meet in order for the Work Products described in the Statement of Work to be accepted by Service Recipient. It may also specify a test plan, and such other information as Service Provider and Service Recipient mutually deem appropriate and the period of time, if any, that Service Recipient shall have to review such Work Product and provide notice of acceptance or rejection to Service Provider. Failure to accept or reject such Work Product within the specified period of time or the commercial use of such Work Product by or for the benefit of Service Recipient shall be deemed to be acceptance.

     (b) Rejection and Revision. If Service Recipient rejects any Work Product, it shall specify in reasonable detail in writing the reasons for rejection and the requirements for revision. If the notice of rejection is not sufficiently detailed to allow Service Provider to determine why such Work Product is unacceptable, Service Provider may request in writing that Service Recipient provide sufficient additional information. If Service Provider and Service Recipient have joint responsibility for the Work Product and the Work Product requires revision, Service Provider shall assist Service Recipient in making revisions necessary for the Work Product to meet the acceptance criteria within a period of time that is reasonable under the circumstances. If Service Provider has sole responsibility for the Work Product, then it shall make the necessary revisions within a period of time that is reasonable under the circumstances.

5.   CONFIDENTIAL INFORMATION.

     (a) Confidentiality. In the course of requesting and performing Services pursuant to this Agreement, each party may receive or acquire from the other information or data pertaining to specifications, drawings, sketches, models, samples, computer programs, methods, concepts, know-how, techniques, processes, and other technical or business information that the other party desires to protect against unauthorized use or further disclosure. Unless otherwise expressly set forth in a Statement of Work, for purposes of this Agreement, "Confidential Information" shall mean: (i) any information in written, other tangible or electronic form which is labeled by the disclosing party as "confidential", "proprietary" or with a

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          legend of similar import; (ii) software in any form (including related documentation), whether or not labeled in accordance with the preceding; (iii) Services and Work Products provided pursuant to this Agreement, with the ownership of and proprietary interest therein being defined herein or in the applicable Statement of Work; or (iv) information orally disclosed and identified as confidential at the time of such disclosure which is summarized in writing within thirty
          (30) days of such disclosure. Each party shall remain the exclusive owner of its Confidential Information.

     (a) Use of Confidential Information. The Confidential Information of the disclosing party may be used by the receiving party only for the performance or use of Services or Work Products to be provided pursuant to this Agreement and may only be disclosed to those employees, subcontractors or agents of the receiving party who have a need to know in order to perform or use Services or Work Products pursuant to this Agreement. Except and to the extent set forth in subsection 6(c), the receiving party may not disclose Confidential Information of the other party to any other person, entity, or the public without the prior written consent of the disclosing party. However, such Confidential Information may be disclosed by the receiving party without the necessity of prior written consent, to the receiving party's subcontractors or consultants who require access to such Confidential Information to perform or use the Services under this Agreement, provided such persons have entered into written agreements which contain obligations of nondisclosure and nonuse no less restrictive than set forth in this Section 6. It is agreed that such written agreements shall be enforceable by the disclosing party.

     (b) Exceptions. The obligations in subsection 6(b) shall not apply to that portion of any information received from the disclosing party which is: lawfully in the receiving party's possession, with no restriction on use or disclosure, prior to its acquisition from the disclosing party; received in good faith by the receiving party, with no restrictions on use or disclosure, from a third party not subject to any confidential obligation to the disclosing party; now or later becomes publicly known through no breach of confidential obligation by the receiving party; released by the disclosing party to any other person, firm or entity (including governmental agencies or bureaus) without restriction on use or disclosure; or independently developed by or for the receiving party without any reliance on or use of Confidential Information of the disclosing party. The foregoing exceptions shall not apply to software in any form.

     (d) Disclosure and Notification. If a receiving party receives a request to disclose any Confidential Information of the disclosing party (whether pursuant to a subpoena, an order issued by a court or other governmental

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          authority of competent jurisdiction or otherwise) and, on
          advice of legal counsel, determines that disclosure is required under applicable law, the receiving party agrees that, prior to disclosing any Confidential Information of the disclosing party, it shall (i) notify the disclosing party of the existence and terms of such request or advice, (ii) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure at the disclosing party's sole expense, if requested to do so by the disclosing party, and (iii) if disclosure is required, it shall be the obligation of the disclosing party to use its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment shall be afforded to such portion of the Confidential Information of the disclosing party as is required to be disclosed.

     (e) Continuing Obligation. The obligation of non-disclosure and non-use with respect to Confidential Information of the disclosing party shall survive termination of this Agreement and shall continue for a period of 5 years thereafter, provided that the obligations of non-disclosure and non-use shall continue in perpetuity for software included in Confidential Information.

6.   OWNERSHIP AND LICENSE OF WORK PRODUCTS.

     (a) Ownership. Unless expressly provided otherwise in the applicable Statement of Work, the ownership of any and all right, title and interest in and to work products (including without limitation: computer programs and documentation; photographs; logos; drawings; artistic and graphical works; reports; data; information; and other works of authorship) made by Service Provider, or its suppliers or contractors, during performance of Services for Service Recipient in accordance with the applicable Statement of Work (all such works herein "Work Products"), shall be determined in accordance with the terms and conditions of the Software Development and Technical Services Agreement relating to ownership of intellectual property, with those terms and conditions being applied to any Statement of Work issued hereunder and being incorporated herein in their entirety by this reference.

     (b) License. Unless expressly provided otherwise in the applicable Statement of Work:

          (1) If Service Provider owns any Work Products, any license granted to Service Recipient by Service Provider in or to any such Work Products shall be on the same terms and conditions as the license grant by GTE to GENUITY contained in the Software

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               License Agreement, with such terms and conditions being
               incorporated herein in their entirety by this reference.

          (2) If Service Recipient owns any Work Products, and subject to Service Provider's obligations with respect to Service Recipient's Confidential Information, Service Provider shall retain a non-exclusive, perpetual, world-wide, royalty-free license to use any such Work Product for its ordinary and usual business purposes.

7.   DISPUTE RESOLUTION.

     (a) General. Except as provided in subsection 7(d) below, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall attempt to be settled first, by good faith efforts of the parties to reach mutual agreement, and second, if mutual agreement is not reached to resolve the dispute, by final, binding arbitration as set out in subsection 7(c) below.

     (b) Initial Resolution. A party that wishes to initiate the dispute resolution process shall send written notice to the other party with a summary of the controversy and a request to initiate these dispute resolution procedures. Each party shall appoint a knowledgeable, responsible representative from the company who has the authority to settle the dispute, to meet and negotiate in good faith to resolve the dispute. The discussions shall be left to the discretion of the representatives, who may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described above or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit. The parties agree to pursue resolution under this subsection 7(b) for a minimum of sixty
          (60) days before requesting arbitration.

     (c) Arbitration. If the dispute is not resolved under the preceding subsection 7(b) within sixty (60) days of the initial written notice, either party may demand arbitration by sending written notice to the other party. The parties shall promptly submit the dispute to the American Arbitration Association for resolution by a single neutral arbitrator acceptable to both parties, as selected under the rules of the American Arbitration

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          Association. The dispute shall then be administered according to the
          American Arbitration Association's Commercial Arbitration Rules, with the following modifications: (i) the arbitration shall be held in a location mutually acceptable to the parties, and if the parties do not agree, the location shall be New York City; (ii) the arbitrator shall be licensed to practice law; (iii) the arbitrator shall conduct the arbitration as if it were a bench trial and shall use, apply and enforce the Federal Rules of Evidence and Federal Rules of Civil Procedure; (iv) except for breaches related to Confidential Information, the arbitrator shall have no power or authority to make any award that provides for consequential, punitive or exemplary damages; (v) the arbitrator shall control the scheduling so that the hearing is completed no later than 60 days after the date of the demand for arbitration; and (vi) the arbitrator's decision shall be given within 5 days thereafter in summary form that states the award, without written decision, which shall follow the plain meaning of this Agreement, the relevant documents, and the intent of the parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Each party to the dispute shall bear its own expenses arising out of the arbitration, except that the expenses of the facilities to conduct the arbitration and the fees of the arbitrator shall be shared equally by the parties.

     (d) Injunctive Relief. The foregoing notwithstanding, each party shall have the right to seek injunctive relief in an applicable court of law or equity independent of any resolution of the dispute in accordance with the foregoing.

8.  RELATIONSHIP OF PARTIES.

     (a) Independent Contractors. In providing any Services pursuant to this Agreement, Service Provider and its affiliates are independent contractors and not agents or representatives of Service Recipient. Persons furnished by the respective parties shall be solely the employees or agents of such parties, respectively, and shall be under the sole and exclusive direction and control of such parties. They shall not be considered employees of the other party or parties for any purpose. Each party shall also be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding.

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     (b)  No Performance.  Neither party undertakes by this Agreement or any
          Statement of Work to conduct the business or operations of the other party. Nothing contained in this Agreement or any Statement of Work is intended to give rise to a partnership or joint venture between the parties or to impose upon the parties any of the duties or responsibilities of partners or joint venturers.

9.   FORCE MAJEURE.

     If performance of any Services under this Agreement is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, communication line failures, power failures, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the party affected, the party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction, or interference (and the other party shall likewise be excused on a day-to-day basis during the same period, from performance of its obligations which are dependent upon or affected by such nonperformance), provided, however, that the party so affected shall use its commercially reasonable efforts to avoid or remove such causes of nonperformance and both parties shall proceed immediately with the performance of their obligations under this Agreement whenever such causes are removed or cease. If a force majeure condition continues to prevent a party from performing for more than (30) consecutive days, then the other party may terminate the applicable Statement of Work.

10.  REGULATORY COMPLIANCE.

     (a) Cooperation. This Agreement is subject at all times to any statute, order, rule, or regulation or any state or federal regulatory agency having competent jurisdiction over one or both of the parties hereto or the Services provided hereby. The parties agree to cooperate with each other and with any applicable regulatory agency so that any and all necessary approvals may be obtained. During the term of this Agreement, the parties agree to continue to cooperate with each other in any review of this Agreement by a regulatory agency so that the benefits of this Agreement may be achieved.

     (b) Filing Agreement. Notwithstanding the effective date and term of this Agreement as stated elsewhere, to the extent that any statute, order, rule or regulation or any regulatory agency having competent jurisdiction over one or both parties to this Agreement, shall require that this Agreement or

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          subsequent amendment be filed with or approved by such regulatory agency before the Agreement or amendment may be effective, this Agreement or amendment shall not be effective in such jurisdiction until the first business day after such approval or filing shall have occurred.

11.  INDEMNIFICATION.

     (a) General. GTE and GENUITY, to the fullest extent permitted by law, each shall defend, indemnify and hold harmless the other and its affiliates, officers, agents and employees from any and all amounts payable under any judgment, verdict, court order or settlement (and associated fees and disbursements of counsel) arising from or related to any third-party claims for injury, sickness, disease or death of any person or damage to any real or tangible personal property or assets to the extent arising from the indemnitor's (either directly or through its officers, agents, subcontractors or representatives) negligence or willful misconduct in the performance of this Agreement provided, however, that if a claim is the result of the joint negligence or joint willful misconduct of GTE and GENUITY, the amount of the claim for which each party is entitled to indemnification shall be limited to that portion of such claim that is attributable to the negligence or willful misconduct of the indemnifying party. The parties agree that the price for Services provided under this Agreement includes consideration for the obligation to indemnify as set out in this subsection 13(a).

     (b) Losses. GENUITY and GTE each shall be responsible for any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses (collectively, "Losses"), to their respective tangible personal or real property (whether owned or leased), and each party agrees to look only to its own insuring arrangements (if any) with respect to such Losses. Subject to the procedures set forth below, each party shall indemnify, defend, and hold the other party harmless from any and all Losses arising out of, under or in connection with claims for which the indemnitor is responsible under the preceding sentence.

     (c) Waivers. GENUITY and GTE waive all rights to recover against each other for any Loss to their respective tangible personal property (whether owned or leased) from any cause covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. GENUITY and GTE shall cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each party. Each party shall give the other written notice if a waiver of subrogation is unobtainable or obtainable only at additional expense. If the party receiving such notice agrees to reimburse the other party for such additional expense, the other party shall obtain such waiver of subrogation. If a waiver is unobtainable or if a party elects not to pay the additional expense of a waiver, then neither party nor their insurers shall waive such subrogation rights.

     (d) Conditions. The indemnification obligations set forth in this Section 11 shall not apply unless the party claiming indemnification: (i) notifies the other promptly in writing of any matters in respect of which the indemnity may apply and of which the notifying party has knowledge, in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, however, that the failure to so notify shall only relieve the indemnitor of its obligations under this Section 11 if and to the extent that the indemnitor is prejudiced thereby; and (ii) gives the other party full control of the response thereto and the defense thereof, including any agreement relating to the settlement thereof. However, if the indemnitor fails to promptly assume the defense of the claim, the party entitled to indemnification may assume the defense at the indemnitor's cost and expense. The indemnitor shall not be responsible for any settlement or compromise made without its prior written consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was obligated to assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

12.  LIMITATION OF LIABILITY.

     (a) General. A party's and its affiliates' liability arising out of or relating to a Statement or Statements of Work and this Agreement, including without limitation on account of performance or nonperformance of obligations hereunder, regardless of the form of the cause of action, whether in contract, tort (including without limitation negligence), statute or otherwise, shall in no event exceed the lesser of (i) the price to be paid to Service Provider for the completed Statement of Work (whether set out as a fixed price, estimated price, not-to-exceed amount, or other similar expression of the total price for the work to be performed under the Statement of
          Work); (ii) the amount actually paid by Service Recipient to Service Provider for the particular Statement of Work from which the claim arises; or (iii) if the price to be paid to Service Provider for the Statement of Work is expressed as a recurring periodic charge, the liability shall be limited to the average of three (3) months charges for technical services based on the average previous twelve (12) month's (or such lesser number of months that the Statement of Work has been in effect) of the invoices actually paid by Service Recipient under the Statement of Work. The limitation in the immediately preceding sentence does not apply to a party's obligations under the Sections entitled Indemnification and Confidential Information, nor does it apply to willful misconduct or gross negligence on the part of a party.

     (b) Limitation. EXCEPT FOR BREACHES RELATED TO CONFIDENTIAL INFORMATION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOST PROFITS OF ANY KIND WHATSOEVER EVEN IF A PARTY OR ITS AFFILIATES HAVE BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

     (c) Benefits Under Licenses. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to start work, to provide Services or Work Product or to make available to Service Recipient the benefits under any agreement, license or arrangement if doing so without the consent of and/or payment to another party thereto would constitute a breach thereof or in any material way affect the rights of Service Provider thereunder, unless and until such consent is obtained and payment, if any, made to such party by Service Provider. Service Provider shall use commercially reasonable efforts to secure such consents and benefits under any such agreement or arrangement. If Service Provider cannot: (i) obtain such consent; or (ii) Service Provider and the third party vendor cannot agree on a commercially reasonable payment, if such is required, or
          (iii) if providing the Services or Work Products or making the benefits under any such agreement, license or arrangement available would materially affect Service Provider's right thereunder, Service Provider shall not be required to provide any Services or Work Products which are dependent upon any agreement, license or arrangement as to which the third party provider has objected in writing to making the benefits of such agreement, license or arrangement available to Service Recipient. Service Recipient may, however, obtain the requisite license or pay such fees that it deems appropriate in order for Service Provider to provide the Services, if Service Provider's provision of Services pursuant to such Service Recipient License or payment is without any adverse material affect to Service Provider.

13.  CHANGES IN MANNER OF PROVIDING SERVICES.

     Service Recipient acknowledges that Service Provider and its affiliates may in the future determine to outsource certain information technology functions or perform such functions using different computer software operating systems or applications. These changes may prevent Service Provider from providing certain Services or Work Products to Service Recipient pursuant to this Agreement in the manner in which they have been provided prior to such change. In the event Service Provider determines to take any such action, it will provide Service Recipient with one hundred twenty (120) days prior written notice and will cooperate with Service Recipient to enable Service Recipient to continue to receive any affected Services and Work Products through arrangements with Service Provider's outsource providers or through conversion of Service Recipient data for use on such operating systems or applications. In the event Service Provider determines to make such changes, Service Recipient shall have the right to terminate this Agreement or any affected Statement of Work without any liability or penalty. Any customizations requested by Service Recipient within or to the systems utilized by Service Provider to provide the Services shall be at Service Provider's discretion. Service Recipient shall be required to pay the mutually agreed upon cost of such customizations.

14.  INSURANCE.

     (a) Coverage. Each of GTE and GENUITY agrees to maintain in full force and effect during the term of this Agreement, and so long as the indemnity obligations hereunder are in effect, the following minimum insurance coverages: (i) Worker's Compensation and Occupational Disease covering each party's full liability under the Statutory Workers' Compensation Laws for the state in which the Service is being performed; (ii) Employer's Liability Insurance in the minimum amount of $100,000 per accident, $100,000 disease per employee, and $500,000 disease aggregate; (iii) General Liability Insurance - Broad Form, including, but not limited to each party's Protective Liability, Blanket Contractual Liability and Products Liability/Completed Operations in the minimum amounts of $1,000,000 per occurrence; and
          (iv) If the use of motor vehicles is required, comprehensive Motor Vehicle Liability Insurance to include, but not limited to owned, non-owned, leased, and hired vehicles in the minimum amounts of $1,000,000 combined single limit per occurrence for Property Damage and any accident resulting in bodily injury or the death of one or more persons, and the consequential damages arising therefrom.

     (b) Certificates of Insurance. Certificates of Insurance, incorporating the above-described endorsements, shall be furnished to a party upon request of the other party.

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

15.  REPRESENTATIONS AND WARRANTIES.

     Each of GTE and GENUITY represents, warrants, and covenants to the other party that:

     (a) In performing Services, it shall comply with all applicable laws, codes, ordinances, orders, rules and regulations of local, state, and federal governments and agencies and instrumentalities, including, but not limited to, applicable wage and hour, safety and environmental laws, and all standards and regulations of appropriate regulatory commissions and similar agencies.

     (b) All Services furnished by it shall be performed by qualified personnel at a level of professional performance standard within the industry in which the Services are provided.

     (c) It has all rights and licenses to perform the Services contemplated by this Agreement and any Statement of Work incorporated herein.

     (d) THE WARRANTIES IN THIS SECTION 15 AND ANY WARRANTY IN A STATEMENT OF WORK, BUT ONLY IF SPECIFICALLY IDENTIFIED AS AN EXPRESS WARRANTY IN SUCH STATEMENT OF WORK (INCLUDING SERVICE LEVEL AGREEMENTS), ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR WHETHER ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR PROFESSION OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES AGAINST INFRINGEMENT. Except for the warranties expressly set forth in this Section 15 and any Statement of Work, Service Recipient acknowledges and agrees that it has relied on no other representations or warranties and that no other representations or warranties have formed the basis of its bargain hereunder.

     (e) All representations, warranties and covenants of each of the parties contained in this Section 15 shall continue for the term of this Agreement and shall survive its termination.

16.  ASSIGNMENT AND SUBCONTRACTING.

     (a) Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the parties hereto; provided that either party may delegate all or any portion of its obligations to perform Services under this

          Agreement to one or more of its affiliates or either party may assign to any affiliate without the consent of the other party.

     (b) Each party may use subcontractors to perform the Services under this Agreement as specified in Section 1(d). Each party shall be responsible for the fulfillment of its obligations hereunder, notwithstanding the performance of such obligations by its subcontractors.

17.  EQUAL EMPLOYMENT.

     (a) General Compliance. Without limitation of Section 18, COMPLIANCE WITH LAWS, each party shall comply with applicable laws concerning employment, including, but not limited to the following, which are incorporated herein by specific reference:

          (1) The Equal Employment Opportunity Clause set forth in Section 202, paragraphs I through 7, of Executive Order 11246, as amended, relative to Equal Employment Opportunity and the implementing Rules and Regulations of the Office of Federal Contract Compliance (hereinafter referred to as "the OFCCP") relating to equal employment opportunity.

          (2) The Affirmative Action Clause set forth in Section 60-741.4 of the Affirmative Action Regulations on Handicapped Workers, issued by the OFCCP pursuant to Section 503 of the Vocational Rehabilitation Act of 1973, as amended.

          (3) The Affirmative Action Clause set forth in Section 60-250.4 of the regulations issued by the OFCCP under Section 402 of the Vietnam Era Veteran's Readjustment Assistance Act of 1974.

          (4)  Public Law 95-507 and Executive Orders 11625 and 12138.

          (5) The Immigration Reform and Control Act of 1986 and any and all rules and regulations pertaining thereto. In compliance with the Act, each of the parties requires all approved contracting firms to supply only persons authorized to work in the United States pursuant to the Act. Each of the parties shall be responsible for complying with the Act with regard to all employees supplied to the other party.

          (6) Title I of the Americans with Disabilities Act, 42 U.S.C.A. 12101 et seq.

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

     (b) ADA. If any persons furnished by either party under the Agreement or any Statement of Work have a disability as defined in the Americans with Disabilities Act, 42 U.S.C.A. 12101 et seq. (the ADA), the furnishing party shall, where required by Title I of the ADA and at its sole expense, provide "reasonable accommodations" that may be required under Title I of the ADA. If Service Provider performs Services at facilities operated by Service Recipient, Service Recipient shall be responsible, at its sole expense, for any physical changes to Service Recipient's facility that may be required under the ADA with respect to persons utilized by Service Provider in performing the Services.

     (c) Work Environment. Both parties agree to provide a work environment free from all forms of sexual harassment, including but not limited to, any unwelcome sexual advances, requests or demands for sexual favors, and other visual, verbal, or physical conduct of a sexual nature.

18.  COMPLIANCE WITH LAWS.

     GTE and GENUITY shall each comply with the provisions of all applicable federal, state, and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in fulfillment of their obligations under this Agreement. The Confidential Information of each party may be subject to U.S. export and foreign transactions control regulations. Each party undertakes that it shall not export, nor cause nor permit to be exported, the other party's Confidential Information out of the United States of America without such other party's prior written consent and without compliance with applicable law and regulation; nor shall such Confidential Information be made available, directly or indirectly, for use in any project associated with the design, development, production, testing, stockpiling or use of: (a) nuclear weapons or facilities to produce nuclear explosives; or, (b) missiles; or, (c) chemical or biological warfare agents. Each party agrees to comply with all applicable laws and regulations relating to the exportation of technical information, as they currently exist and as they may be amended from time to time.

19.  PLANT WORK RULES AND RIGHT OF ACCESS.

     (a) Compliance. Employees, subcontractors, and agents of the parties, while on the premises of the other, shall comply with all plant rules, regulations and reasonable company standards for security, including (when required by U.S. government regulations) submission of satisfactory clearance from U.S. Department of Defense and other federal authorities concerned.

     (b) Access. Each party shall permit reasonable access during normal working hours to its facilities that are used in connection with the

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

          performance of Services. No charge shall be made for such visits. Reasonable prior notice shall be given when access is required.

     (c) Limitation on Access. If either party is given access, whether on-site or through remote facilities, to any computer or electronic data storage system of the other party in order to accomplish the Services called for in this Agreement, the party that receives such access shall limit such access and use solely to perform Services within the scope of this Agreement and shall not access or attempt to access any computer system, electronic file, software or other electronic services other than those specifically required to accomplish the Services required under this Agreement. Under no circumstances shall either party's personnel access any networks or facilities of the other party for the purpose of accessing other external networks, nor shall any such capabilities for such access be published or made known via any medium, as for example and not by way of limitation, posting on bulletin boards or E-mail. Any such use or publication shall be a material breach of this Agreement. Neither party shall use back doors, data capture routines, games, viruses, worms, or Trojan horses and any intentional introduction of such into the other party's data networks shall be deemed a material breach of this Agreement. The party receiving access shall limit such access to those of its employees whom the other party has authorized in writing to have such access in connection with this Agreement or the applicable Statement of Work, and shall strictly follow all security rules and procedures for use of the providing party's electronic resources. All user identification numbers and passwords and any information obtained as a result of access to and use of a party's computer and electronic data storage systems shall be deemed to be, and shall be treated as, Confidential Information under applicable provisions of this Agreement. Each party agrees to cooperate with the other in the investigation of any apparent unauthorized access to a party's computer or electronic data storage systems.

20.  SERVICE RECIPIENT RESPONSIBILITIES.

     Service Recipient agrees to perform in a timely fashion those tasks, and to provide the personnel, facilities and accurate information as agreed by the parties and set forth in the applicable Statement of Work. Service Recipient further agrees to cooperate with Service Provider in its performance of this Agreement, to not unreasonably withhold its consent to any matter for which consent is required or requested.

21.  PERMITS.

     Unless otherwise specifically provided for in this Agreement, Service Provider shall obtain and keep in full force and effect, at its expense, any permits, licenses, consents, approvals and authorizations ("Permits") necessary for and incident to the performance and completion of the Services. Notwithstanding the foregoing, Service Recipient shall obtain and keep in full force and effect, at its expense, any Permits related to its facilities and the conduct of its business.

22.  PUBLICITY.

     The parties agree to submit to one another, for prior written approval, all advertising, sales promotion, press releases and other publicity matters relating to the Services performed pursuant to this Agreement, when its respective name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied. The parties further agree not to publish or use such advertising, sales promotions, press releases, or publicity matters without such prior written approval. Any approval required under this Section 22 shall not be unreasonably withheld or delayed by either party. Notwithstanding the foregoing, Service Provider may list Service Recipient as a customer in promotional and marketing media and describe in general terms the Services provided by Service Provider under this Agreement in proposals and other marketing materials.

23.  TRADEMARKS, TRADENAMES AND OTHER INTELLECTUAL PROPERTY.

     Except as expressly set forth in this Agreement or in a separate written agreement between GTE and GENUITY, nothing in this Agreement or any Statement of Work shall grant, suggest or imply any right, license or authority for one party to use the name, trademarks, service marks, trade names or domain names of the other for any purpose whatsoever. Except and to the extent expressly set forth in this Agreement or in a separate written agreement between GTE and GENUITY, nothing in this Agreement or any Statement of Work shall be deemed to grant to either party any right or license under any intellectual property of the other party.

24.  TERMINATION OF WORK.

     (a) Termination Events. Either party may terminate or cancel this Agreement or any Statement of Work, effective immediately, upon written notice to the other party, if any of the following events occur:

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

          (1) The other files a voluntary petition in bankruptcy (other than as creditor).

          (2)  The other is adjudged bankrupt.

          (3) A court assumes jurisdiction of the assets of the other under a federal reorganization act.

          (4) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other.

          (5)  The other becomes insolvent or suspends its business.

          (6) The other makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business.

     (b) Termination for Breach. Either party may terminate or cancel this Agreement or a Statement of Work, for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination or cancellation may be made only following the expiration of a thirty (30) day period ("Cure Period") during which the breaching party has failed to cure such breach after having been given written notice thereof. In such event, the non-breaching party may terminate by giving 10 days written notice of termination, after the expiration of the Cure Period.

     (c) Termination for Convenience. Service Recipient may terminate this Agreement or a Statement of Work during the term of this Agreement or a Statement of Work, for convenience on one hundred twenty (120) days prior written notice to Service Provider. In the event of termination by Service Recipient pursuant to this Sub-part, prior to the end of the term, Service Recipient will reimburse Service Provider for all Service Recipient-approved, third party costs for equipment or software which have been incurred by Service Provider after the execution of this Agreement as a direct result of Service Provider's provision of Services under this Agreement or any Statement of Work, provided that Service Recipient shall be entitled to any right, license or title related to any such equipment or software to the extent Service Provider has the ability to convey such right, license or title.

     (d) Termination Assistance. Upon termination of a Statement of Work, Service Provider shall perform the following turnover services if requested in writing by Service Recipient:

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

          (1) Prepare and submit a detailed turnover plan which includes the overall strategy, schedule, itemization of turnover deliverables, and tasks required to complete the turnover; and

          (2) Transfer date files (archived and current), files, and documentation to Service Recipient as may be provided in the Statement of Work.

          Service Recipient shall pay Service Provider for the turnover services delineated in this subsection 24(d) at the hourly rates specified in the Statement of Work or if no rates are specified, at Service Provider's then current rates for such services. Except as expressly stated herein, Service Recipient acknowledges that Service Provider shall provide no turnover assistance except as specifically requested in writing by Service Recipient and agreed to in writing by Service Provider.

     (e) Termination under Statement of Work. Statements of Work may be terminated as set out under their specific terms, if different from those set out in subsections (a), (b) and (c) of Section 24 above.

25.  NOTICE.

     Any written notice either party may give the other concerning the subject matter of this Agreement shall be in writing and given or made by means that obtain a written acknowledgment of receipt. If the notice pertains to a Statement of Work performed by any of the following entities notice shall be sent to the applicable company addresses shown below, which may be changed by written notice:

     To GTE SERVICE CORPORATION:
               1255 Corporate Drive
               Irving, Texas  75038
               Attention: _____________

     To GTE DATA SERVICES INCORPORATED:
               One East Telecom Parkway
               Temple Terrace, Florida  33637
               Attention: _____________

     To GTE CONSOLIDATED SERVICES INCORPORATED:
               1255 Corporate Drive
               Irving, Texas  75038
               Attention: _____________

     To GTE COMMUNICATION SYSTEMS INCORPORATED:
               5616 High Point

               Drive, Irving, Texas  75038
               Attention:_____________

     To GENUITY:
               3 Van de Graaff Drive
               Burlington, Massachusetts  01803
               Attention: _____________

     Notice shall be deemed to have been given or made when actually received, as evidenced by written acknowledgment of receipt.

26.  WAIVER OF TERMS AND CONDITIONS.

     Failure to enforce any of the terms or conditions of this Agreement shall not constitute a waiver of any such terms or conditions, or of any other terms or conditions.

27.  SEVERABILITY.

     Where any provision of this Agreement is declared invalid, illegal, void or unenforceable, or any changes or modifications are required by regulatory or judicial action, and any such invalid, illegal, void or unenforceable provision, or such change or modification, substantially affects any material obligation of a party hereto, the remaining provisions of this Agreement shall remain in effect and the parties shall mutually agree upon a course of action with respect to such invalid provision or such change or modification to the end that the purposes of this Agreement are carried out.

28.  SURVIVAL OF OBLIGATIONS.

     The provisions in the Agreement relating to Confidentiality, Indemnification, Dispute Resolution, Termination, Compensation and Billing, Limitation of Liability, and Insurance shall survive any termination, cancellation or expiration of this Agreement.

29.  APPLICABLE LAW.

     This Agreement, and the rights and obligations contained in it, shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

30.  NO UNREASONABLE DELAY OR WITHHOLDING.

     Where agreement, approval, acceptance, consent or similar action by GENUITY or GTE is required, such action shall not be unreasonably delayed or withheld.

31.  ENTIRE AGREEMENT.

     This Agreement represents the entire understanding between the parties with the respect to its provisions and cancels and supercedes all prior agreements or understandings, whether written or oral, with respect to the subject matter. This Agreement may only be modified or amended by an instrument in writing signed by duly authorized representatives of the parties. This Agreement shall be deemed to include all Exhibits, Addenda and Statements of Work issued hereunder.

32.  RULES OF INTERPRETATION.

     Headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, (i) the terms "hereof", "herein" and similar terms refer to this Agreement as a whole and (ii) references herein to "Sections" and "subsections" refer to parts, sections or subsections of this Agreement.

[remainder of this page left blank]

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

* * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized representatives.

Genuity Inc.                            GTE Service Corporation

By:______________________________       By:_________________________________

Name:____________________________       Name:_______________________________

Title:___________________________       Title:______________________________

Date:____________________________       Date:_______________________________

                                       26